UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
DECEMBER 14, 2010

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2010, First Mid-Illinois Bancshares, Inc. (“the Company”) entered into an Executive Employment Agreement, effective January 1, 2011 and continuing until December 31, 2013, with William S. Rowland under which Mr. Rowland agrees to continue to serve as President and Chief Executive Officer of the Company (the “Rowland Agreement”).  Under the Rowland Agreement, Mr. Rowland will receive an annual base salary of $310,000 and will continue to participate in the Company’s Incentive Compensation Plan, Deferred Compensation Plan, Supplemental Executive Retirement Plan and 2007 Stock Incentive Plan.  The Rowland Agreement also provides Mr. Rowland with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality and non-competition and non-solicitation provisions. The Rowland Agreement is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(a)	None required

(b)	None required

(c)	None required

(d)	Exhibits

Exhibit 10.1 – Employment Agreement between First Mid-Illinois Bancshares, Inc. and William S. Rowland effective January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Date: December 16, 2010
/s/ William S. Rowland

William S. Rowland
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number                                Description

10.1	Employment Agreement between First Mid-Illinois Bancshares, Inc. and William S. Rowland